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                                                                EXHIBIT 6.5


                                       FORM OF

                           GENERAL DISTRIBUTOR'S AGREEMENT

                                       Between

                            OPPENHEIMER SERIES FUND, INC.
                on behalf of Oppenheimer Disciplined Allocation Fund

                                         AND

                         OppenheimerFunds Distributor, Inc.


Date:  March 18, 1996


OppenheimerFunds Distributor, Inc.
Two World Trade Center, Suite 3400
New York, NY  10048

Dear Sirs:

     Oppenheimer Series Fund, Inc., a Maryland corporation (the "Company"), is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act"), and an indefinite number of one or more series or classes of its shares of stock have been registered under the Securities Act of 1933 (the "1933 Act") including shares ("Shares") of its series, Oppenheimer Disciplined Allocation Fund (the "Fund") to be offered for sale to the public in a continuous public offering in accordance with the terms and conditions set forth in the Fund's Prospectus and Statement of Additional Information ("SAI") included in the Company's Registration Statement as it may be amended from time to time (the "current Prospectus and/or SAI").

     In this connection, the Company desires that your firm (the "General Distributor") act in a principal capacity as General Distributor for the sale and distribution of Shares of the Fund which have been registered as described above and of any additional Shares which may become registered during the term of this Agreement. You have advised the Company that you are willing to act as such General Distributor, and it is accordingly agreed by and between us as follows:

     1.   APPOINTMENT OF THE DISTRIBUTOR.   The Company hereby appoints  you  as
the sole General Distributor of shares of the Fund, pursuant to the aforesaid continuous public offering of Shares, and the Company further agrees from and after the date of this Agreement, that neither it nor the Fund will, without your


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consent, sell or agree to sell any Shares otherwise than through you, except (a)
the Fund may itself sell shares without sales charge as an investment to the officers, trustees or directors and bona fide present and former full-time employees of the Company or the Fund, the Fund's Investment Adviser and affiliates thereof, and to other investors who are identified in the current Prospectus and/or SAI as having the privilege to buy Shares at net asset value;
(b) the Company may cause the Fund to issue shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the 1940 Act; (c) the Company may cause the Fund to issue shares for the reinvestment of dividends and other distributions of the Fund or of any other fund if permitted by the current Prospectus and/or SAI; and (d) the Company may cause the Fund to issue shares as underlying securities of a unit investment trust if such unit investment trust has elected to use Shares as an underlying investment; provided that in no event as to any of the foregoing exceptions shall Shares be issued and sold at less than the then-existing net asset value.

     2. SALE OF SHARES. You hereby accept such appointment and agree to use your best efforts to sell Shares, provided, however, that when requested by the Company or the Fund at any time because of market or other economic considerations or abnormal circumstances of any kind, or when agreed to by mutual consent of you and the Company or the Fund, you will suspend such efforts. The Company or the Fund may also withdraw the offering of Shares at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction. It is understood that you do not undertake to sell all or any specific number of Shares.

     3. SALES CHARGE. Shares shall be sold by you at net asset value plus a front-end sales charge not in excess of 8.5% of the offering price, but which front-end sales charge shall be proportionately reduced or eliminated for larger sales and under other circumstances, in each case on the basis set forth in the Fund's current Prospectus and/or SAI. The redemption proceeds of shares offered and sold at net asset value with or without a front-end sales charge may be subject to a contingent deferred sales charge ("CDSC") under the circumstances described in the current Prospectus and/or SAI. You may reallow such portion of the front-end sales charge to dealers or cause payment (which may exceed the front-end sales charge, if any) of commissions to brokers through which sales are made, as you may determine, and you may pay such amounts to dealers and brokers on sales of shares from your own resources (such dealers and brokers shall collectively include all domestic or foreign institutions eligible to offer and sell the Shares), and in the event the Fund has more


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than one class of Shares outstanding, then you may impose a front-end sales charge and/or a CDSC on Shares of one class that is different from the charges imposed on Shares of the Fund's other class(es), in each case as set forth in the current Prospectus and/or SAI, provided the front-end sales charge and CDSC to the ultimate purchaser do not exceed the respective levels set forth for such category of purchaser in the Fund's current Prospectus and/or SAI.

     4.   PURCHASE OF SHARES.

          (a) As General Distributor, you shall have the right to accept or reject orders for the purchase of Shares at your discretion. Any consideration which you may receive in connection with a rejected purchase order will be returned promptly.

          (b) You agree promptly to issue or to cause the duly appointed transfer or shareholder servicing agent of the Fund to issue as your agent confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Fund. The net asset value of all Shares which are the subject of such confirmations, computed in accordance with the applicable rules under the 1940 Act, shall be a liability of the General Distributor to the Company on behalf of the Fund to be paid promptly after receipt of payment from the originating dealer or broker (or investor, in the case of direct purchases) and not later than eleven business days after such confirmation even if you have not actually received payment from the originating dealer or broker or investor. In no event shall the General Distributor make payment to the Fund later than permitted by applicable rules of the National Association of Securities Dealers, Inc.


          (c) If the originating dealer or broker shall fail to make timely settlement of its purchase order in accordance with applicable rules of the National Association of Securities Dealers, Inc., or if a direct purchaser shall fail to make good payment for shares in a timely manner, you shall have the right to cancel such purchase order and, at your account and risk, to hold responsible the originating dealer or broker, or investor. You agree promptly to reimburse the Fund for losses suffered by it that are attributable to any such cancellation, or to errors on your part in relation to the effective date of accepted purchase orders,


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               limited to the amount that such losses exceed contemporaneous gains realized by the Fund for either of such reasons with respect to other purchase orders.

          (d) In the case of a canceled purchase for the account of a directly purchasing shareholder, the Company on behalf of the Fund agrees that if such investor fails to make you whole for any loss you pay to the Fund on such canceled purchase order, the Fund will reimburse you for such loss to the extent of the aggregate redemption proceeds of any other shares of the Fund owned by such investor, on your demand that the Fund exercise its right to claim such redemption proceeds. The Company on behalf of the Fund shall register or cause to be registered all Shares sold to you pursuant to the provisions hereof in such names and amounts as you may request from time to time and the Company on behalf of the Fund shall issue or cause to be issued certificates evidencing such Shares for delivery to you or pursuant to your direction if and to the extent that the shareholder account in question contemplates the issuance of such certificates. All Shares when so issued and paid for, shall be fully paid and non-assessable by the Company on behalf of the Fund (which shall not prevent the imposition of any CDSC that may apply) to the extent set forth in the current Prospectus and/or SAI.

          5.   REPURCHASE OF SHARES.

               (a) In connection with the repurchase of Shares, you are appointed and shall act as Agent of the Fund. You are authorized, for so long as you act as General Distributor of the Shares of the Fund, to repurchase, from authorized dealers, certificated or uncertificated Shares of the Fund on the basis of orders received from each dealer with which you have a dealer agreement for the sale of Shares ("authorized dealer") and permitting resales of Shares to you, provided that such authorized dealer, at the time of placing such resale order, shall represent (i) if such Shares are represented by certificate(s), that certificate(s) for the Shares to be repurchased have been delivered to it by the registered owner with a request for the redemption of such Shares executed in the manner and with the signature guarantee required by the


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                    then-currently effective prospectus of the Fund, or (ii) if such Shares are uncertificated, that the registered owner(s) has delivered to the dealer a request for the redemption of such Shares executed in the manner and with the signature guarantee required by the then-currently effective prospectus of the Fund.

               (b) You shall (a) have the right in your discretion to accept or reject orders for the repurchase of Shares; (b) promptly transmit confirmations of all accepted repurchase orders; and (c) transmit a copy of such confirmation to the Fund, or, if so directed, to any duly appointed transfer or shareholder servicing agent of the Fund. In your discretion, you may accept repurchase requests made by a financially responsible dealer which provides you with indemnification in form satisfactory to you in consideration of your acceptance of such dealer's request in lieu of the written redemption request of the owner of the account; you agree that the Company shall be a third party beneficiary of such indemnification on behalf of the Fund.

               (c) Upon receipt by the Fund or its duly appointed transfer or shareholder servicing agent of any certificate(s) (if any has been issued) for repurchased Shares and a written redemption request of the registered owner(s) of such Shares executed in the manner and bearing the signature guarantee required by the then-currently effective Prospectus or SAI of the Fund, the Fund will pay or cause its duly appointed transfer or shareholder servicing agent promptly to pay to the originating authorized dealer the redemption price of the repurchased Shares (other than repurchased Shares subject to the provisions of part (d) of Section 5 of this Agreement) next determined after your receipt of the dealer's repurchase order.

               (d) Notwithstanding the provisions of part (c) of Section 5 of this Agreement, repurchase orders received from an authorized dealer after the determination of the Fund's redemption price on a regular business day will receive that day's redemption price if the request to the dealer by its customer to arrange such repurchase prior to the determination of the Fund's redemption price


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                    that day complies with the requirements governing such
                    requests as stated in the current Prospectus and/or SAI.

               (e) You will make every reasonable effort and take all reasonably available measures to assure the accurate performance of all services to be performed by you hereunder within the requirements of any statute, rule or regulation pertaining to the redemption of shares of a regulated investment company and any requirements set forth in the then-current Prospectus and/or SAI of the Fund. You shall correct any error or omission made by you in the performance of your duties hereunder of which you shall have received notice in writing and any necessary substantiating data; and you shall hold the Company and the Fund harmless from the effect of any errors or omissions which might cause an over- or under-redemption of the Fund's Shares and/or an excess or non-payment of dividends, capital gains distributions, or other distributions.

               (f) In the event an authorized dealer initiating a repurchase order shall fail to make delivery or otherwise settle such order in accordance with the rules of the National Association of Securities Dealers, Inc., you shall have the right to cancel such repurchase order and, at your account and risk, to hold responsible the originating dealer. In the event that any cancellation of a Share repurchase order or any error in the timing of the acceptance of a Share repurchase order shall result in a gain or loss to the Fund, you agree promptly to reimburse the Fund for any amount by which any loss shall exceed then-existing gains so arising.

     6. 1933 ACT REGISTRATION. The Company has delivered to you a copy of the Fund's current Prospectus and SAI. The Company agrees that it will use its best efforts to continue the effectiveness of its Registration Statement under the 1933 Act as to the Shares of the Fund. The Company further agrees to prepare and file any amendments to its Registration Statement as may be necessary and any supplemental data in order to comply with the 1933 Act. The Fund will furnish you at your expense with a reasonable number of copies of the Prospectus and SAI and any amendments thereto for use in connection with the sale of Shares.

     7. 1940 ACT REGISTRATION. The Company has already registered under the 1940 Act as an investment company, and it will use its best efforts to maintain such registration and to


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comply with the requirements of the 1940 Act as to the  Shares  of the Fund.

     8. STATE BLUE SKY QUALIFICATION. At your request, the Company will take such steps as may be necessary and feasible to qualify Shares of the Fund for sale in states, territories or dependencies of the United States, the District of Columbia, the Commonwealth of Puerto Rico and in foreign countries, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Company shall not be required to qualify Shares of the Fund or to maintain the qualification of shares in any jurisdiction where it shall deem such qualification disadvantageous to the Company or the Fund.

     9.   DUTIES OF DISTRIBUTOR.  You agree that:

          (a) Neither you nor any of your officers will take any long or short position in the Shares, but this provision shall not prevent you or your officers from acquiring Shares for investment purposes only; and

          (b) You shall furnish to the Company on behalf of the Fund any pertinent information required to be inserted with respect to you as General Distributor within the purview of the Securities Act of 1933 in any reports or registration statement required to be filedwith any governmental authority; and

          (c) You will not make any representations inconsistent with the information contained in the current Prospectus and/or SAI; and

          (d) You shall maintain such records as may be reasonably required for the Fund or its transfer or shareholder servicing agent to respond to shareholder requests or complaints, and to permit
               the   Company  and  the  Fund  to  maintain proper accounting
               records, and you shall make such records available to the Fund and its transfer agent or shareholder servicing agent upon request; and


          (e) In performing under this Agreement, you shall comply with all requirements of the Fund's current Prospectus and/or SAI and all applicable laws, rules and regulations with respect to the purchase, sale and distribution of Shares.

    10. ALLOCATION OF COSTS. The Company shall cause the Fund to pay the cost of composition and printing of sufficient copies of its Prospectus and SAI as shall be required for periodic


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distribution to its shareholders and the expense of registering Shares for sale under federal securities laws. You shall pay the expenses normally attributable to the sale of Shares, other than as paid under the Fund's Distribution Plan or Plans under Rule 12b-1 of the 1940 Act, including the cost of printing and mailing of the Prospectus (other than those furnished to existing shareholders) and any sales literature used by you in the public sale of the Shares and for registering such shares under state blue sky laws pursuant to paragraph 8.

    11. DURATION. This Agreement shall take effect on the date first written above, and shall supersede any and all prior General Distributor's Agreements by and among you and the Company on behalf of the Fund. Unless earlier terminated pursuant to paragraph 12 hereof, this Agreement shall remain in effect until September 30, 1997. This Agreement shall continue in effect from year to year thereafter, provided that such continuance shall be specifically approved at least annually: (a) by the Company's Board of Directors or by vote of a majority of the voting securities of the Fund; and (b) by the vote of a majority of the Directors, who are not parties to this Agreement or "interested persons" (as defined the 1940 Act) of any such person, cast in person at a meeting called for the purpose of voting on such approval.

    12. TERMINATION. This Agreement may be terminated (a) by the General Distributor at any time without penalty by giving sixty days' written notice (which notice may be waived by the Company or the Fund); (b) by the Company on behalf of the Fund at any time without penalty upon sixty days' written notice to the General Distributor (which notice may be waived by the General Distributor); or (c) by mutual consent of the Company on behalf of the Fund and the General Distributor, provided that such termination on behalf of the Fund shall be directed or approved by the Board of Directors of the Fund or by the vote of the holders of a "majority" of the outstanding voting securities of the Fund. In the event this Agreement is terminated on behalf of the Fund, the General Distributor shall be entitled to be paid the CDSC under paragraph 3 hereof on the redemption proceeds of Shares sold prior to the effective date of such termination.

    13. ASSIGNMENT. This Agreement may not be amended or changed except in writing and shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors; however, this Agreement shall not be assigned by either party and shall automatically terminate upon assignment.

    14. LIMITATION OF LIABILITY. The General Distributor understands and agrees that the obligations of the Company under


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this Agreement relate only to the shares and the property of the Fund as a series of the Company.

    15. SECTION HEADINGS. The heading of each section is for descriptive purposes only, and such headings are not to be construed or interpreted as part of this Agreement.

     If the foregoing is in accordance with your understanding, so indicate by signing in the space provided below.


                                       Oppenheimer Series Fund, Inc.
                                       on behalf of Oppenheimer Disciplined
                                       Allocation Fund



                                       By: ________________________________



Accepted:
OppenheimerFunds Distributor, Inc.



         By: _______________________________


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                SCHEDULE OF OMITTED GENERAL DISTRIBUTOR'S AGREEMENTS

              Due to the substantial similarity of the General Distributor's Agreements among OppenheimerFunds Distributor, Inc. ("ODI") and the Registrant, on behalf of the respective series of the Registrant, the following form of Agreement on behalf of Oppenheimer Disciplined Allocation Fund and this schedule of omitted documents is filed in accordance with the requirements of Rule 8b-31 under the Investment Company Act of 1940.


              1. General Distributor's Agreement between ODI, on behalf of Connecticut Mutual Liquid Account.

              2. General Distributor's Agreement between ODI, on behalf of Connecticut Mutual Government Securities Account.

              3. General Distributor's Agreement between ODI, on behalf of Connecticut Mutual Income Account.

              4. General Distributor's Agreement between ODI, on behalf of Oppenheimer Disciplined Value Fund.

              5. General Distributor's Agreement between ODI, on behalf of Oppenheimer LifeSpan Growth Fund.

              6. General Distributor's Agreement between ODI, on behalf of Oppenheimer LifeSpan Balanced Fund.

              7. General Distributor's Agreement between ODI, on behalf of Oppenheimer LifeSpan Income Fund.